                                 EXHIBIT 11
                           LAW COMPANIES GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                 For the Quarter Ended
                                                -----------------------
                                                 March 31,    March 31,
                                                   1997         1996
                                                ----------   ----------

Net income (loss)                                 $  906       $ (236)
                                                  ======       ======

Average number of shares of capital
 stock outstanding                                 1,898        1,903


Assuming exercise of options based on
 the treasury stock method using
 average market price                                 --           --
                                                  ------       ------
Average number of primary shares of
 capital stock outstanding                         1,898        1,903
                                                  ======       ======

 Primary earnings (loss) per share                $  .48       $ (.12)
                                                  ======       ======


Average number of shares of capital
 stock outstanding                                 1,898        1,903


Assuming exercise of options based on
 the treasury stock method using
 end of period market price                          --           --
                                                  ------       ------

Average number of shares of capital
 stock outstanding assuming full
 dilution                                          1,898        1,903
                                                  ======       ======


Fully diluted earnings (loss) per share           $  .48       $ (.12)
                                                  ======       ======

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